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EXHIBIT 4.2

                                 AQUA DYNE, INC.

                             SUBSCRIPTION AGREEMENT
                            Rule 504 Equity Offering


Gentlemen:

      The undersigned, having received and read a copy of the Offering Memorandum dated September 1, 2000, concerning an offering of an aggregate of 1,000,000 shares of Common Stock of Aqua Dyne, Inc. (the "Company") hereby makes an irrevocable offer to purchase money order in the amount of $______________Shares. Tendered herewith is my check or representing the total number of Shares subscribed to, at the purchase price of $1.00 per share, made payable to the order of AQUA DYNE, INC.

         Also enclosed is a fully executed copy of this Subscription Agreement, in connection with which I hereby represent and agree as follows:

         1. The funds tendered herewith are irrevocable. Should my subscription be rejected by the Company, the Company shall promptly and fully return the subscription price tendered, without interest or deduction and this Subscription Agreement shall be rendered null and void, and of no further force or affect.

         2. This subscription is made subject to the following terms and conditions:
                  (a) The Company has the right to reject this subscription in whole or in part;
                  (b) No obligation exists on the part of the Company to accept subscriptions in any particular order;
                  (c) The certificates evidencing the Shares subscribed to herein shall be issued only in my name and delivered only to me;
                  (d) There is no minimum amount of subscriptions to be received by the Company; and there is no escrow of funds received b the Company.
                  (e) The offering will terminate on November 29, 2000 subject to an extension; or at any time by the Company, prior to the final acceptance of the subscription.

         3. (a) In making my decision to subscribe to Shares of the Company, I have relied solely upon the information and statements furnished by of the Company in the Offering Memorandum.

         4. I understand that the Shares are being offered and sold under an exemption from the registration requirements provided by the Securities Act of 1933 (the "1933 Act,") and rules and regulations promulgated thereunder, and certain exemptions from registration provided by state securities laws.


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         5.       This transaction has not been reviewed by, passed on or
                  submitted to the United States Securities and Exchange Commission or to any state agency; accordingly, I make the following additional representations and warranties.

                  (a) I am a bona fide resident or domiciliary of the State set opposite my name on the signature page, in the sense of being a person resident within such state, having my principal resident and domicile in such state: and I am a United States citizen of at least twenty-one years of age.

                  (b) I understand and have fully considered, for purposes of this investment, all the provisions of the Offering Memorandum, with special consideration given to the following portions, "Caveats", "Risk Factors," and "Description of Securities."

                  (c) I understand the Company has limited operating history and little or no profits and the Units are speculative investments which involve a high degree of risk of loss by the subscriber; therefore, this@ investment is more suitable for one who is sufficiently wealthy to afford a loss of his entire investment.

                  (d) understand that there may be substantial restrictions on the transferability of the Shares (and the certificates will so Indicate), for which there may be no market, and, accordingly, it will probably not be possible to liquidate my investment in the Shares in the case of an emergency need for liquidity.

                  (e) The Company is relying on the truth and accuracy of my representations, declarations and warranties made herein In their offering the Shares for sale to me and relying upon applicable federal and state exceptions.

                  (f) The Shares subscribed to herein are being acquired for my account, for investment only, and are not being purchased with a view toward resale, distribution, subdivision or fractionalization. I have no contract, understanding, undertaking, agreement or arrangement, formal or informal, with any person or persons to sell, transfer or pledge the Shares, and I have no present plan to enter Into any such contract or agreement.

                  (g) I could suffer serious consequences if the statements, representations or warranties made herein to the Company are not true, which could result in my being subjected to the Indemnification provisions set forth below in paragraph 7 hereof.

         6. I make the within representations, warranties and undertakings with the intent that they may be relied upon in determining my suitability to purchase the Shares, and such representations and warranties shall survive the within subscription.

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         7.       I agree to indemnify and save harmless the Company, its
                  affiliates, officers, directors, legal counsel, accountants and affiliates of any thereof, from any and all claims, liabilities, damages, expenses, losses or actions directly or indirectly arising out of or in connection with the representations, warranties, and agreements contained herein.

         8. I am not entitled to transfer or assign this Subscription Agreement, or any interest herein, and the issuance of Units pursuant hereto shall be made only in accordance with all applicable laws.

         9. I am not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements contained herein, and the provisions of this's Subscription Agreement shall survive
                  (i) purchase and issuance of the Units subscribed to herein, and (ii) my death or disability. However, if the Company rejects this Subscription, this Subscription Agreement shall automatically be canceled, terminated and revoked.

         10 (a) If executing this Subscription Agreement in a representative or fiduciary capacity, I have full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which I am executing this Subscription Agreement

                  (b) It the Subscriber is corporation, the corporation is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Shares to be purchased by it and to execute and deliver the Subscription Agreement.

                  (c) If the Subscriber is a partnership, the representation, warranties agreement and understandings set forth above are true with respect to all partners of the Subscriber (and if any such partner Is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, including through one or more partnerships), and the person executing the Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby,

         11. I have read Appendix A hereto, defining an "accredited investor' as set forth in Rule 501 of Regulation D of the Securities Act of 1933 and certify as follows: (please check the appropriate box)

                  (a) ____________ I am an "accredited investor" and my basis is

                           (Fill in category from Appendix A)

                  (b) _____________ I am NOT an accredited investor (if this box is checked, do you have a "Purchaser Representative" and if so please fill in name and address)

                  (c) It you are not an accredited investor, please check one of the following:

                           (i) ____________ My net worth is greater than five times my investment herein and I expect income during the current year in excess of $100,000.

                           (ii) ______________ My not worth is greater than ten times my proposed investment.

         12. This agreement shall be governed by and construed in accordance with the laws of the State of New York,


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         IN WITNESS WHEREOF, the undersigned does represent and certify under penalties of perjury that the foregoing statements are true and correct and that
(s)he has executed this Subscription Agreement this ________ day of 2000,

                             Present Residence (Signature(s))___________________

------------------------------
(Print name beneath signature)


                             Telephone No._______________________


---------------------                       ---------------------
Taxpayer Identification No.               Occupation/Employment


TYPE OF OWNERSHIP (Check One)
         ___Individual (one-signature required)
         ___Joint Tenants with right of Survivorship (both parties must sign)
         ___Tenants in Common (both parties must sign)
         ___Community Property (one signature required if interest held in one name, i.e. managing spouse, two signatures required if held in both names,
         ___Trust (please include instrument creating Trust)
         ___Corporation (please include evidence of authorization to purchase in form of resolutions or Articles of Incorporation and By-Laws) ___Partnership (please include copy of Partnership Agreement)

Please print here the exact name(s) Purchaser(s) desire(s) for the Shares:



-----------------------------------------
         Print Name

         Subject to the approval of the Company, the foregoing Subscription is hereby accepted on behalf of the Company, subject to the terms and conditions hereof, as of the _________day of 2000.


                                               AQUA DYNE, INC,

                                         By:_________________________
                                               Name and Title


                                        4

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                                 Aqua Dyne, Inc.


                                    ADDENDUM.




The subscription offering period has been extended through February 27, 2001.




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                                   Appendix A

         ACCREDITED INVESTOR. "Accredited investor' shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

         (1) Any bank as defined in Section 3(a) (2) of the Securities Act, or of any savings and loan association or other institution as defined in Section 3(a) (5) (A) of the Act any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in
Section 2 (13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in
Section 2 (a) (48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors:

         (2) Any private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940;

         (3) Any organization described in Section 501 (c) (3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

         (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (6) Any natural person who had an individual income in excess of $200,000 in each of the two most, recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(II): and

         (8) Any entity in which all of the equity owners are accredited investors.